EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT BETWEEN 805332 ALBERTA LTD., MPAC
CORPORATION, PAUL UPPAL, DAVID UPPAL
AND MICRON MILLING AND PACKAGING COMPANY LTD.

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 5th day of May, 2000

BETWEEN:

805332 ALBERTA LTD.
4500 Bankers Hall East
855 2nd Avenue SW
Calgary, Alberta
T2P 4K9

(“805332”)

AND:

MPAC CORPORATION
3838 Camino Del Rio
San Diego, California
USA 92108

(“MPAC”)

AND:

PAUL UPPAL
11032 Scarborough Drive
Delta, B.C.
V4C 7S5

-and-

DAVID UPPAL
8349 Laurel Street
Vancouver, B.C.
V6P 3V4

(together “the Vendors”)

AND:
MICRON MILLING AND PACKAGING COMPANY LTD.
603 McCool Street
Crossfield, Alberta
T0M 0S0

(“Micron”)

WHEREAS:

A:	The Vendors are the legal and beneficial holders of 76.5% of the issued and Outstanding shares (the “Shares”) of Micron as follows:

Name	Certificate Number	No. & Class

Paul Uppal	A-5	38.25 Class “A”

David Uppal	A-6	38.25 Class “A”

B:	MPAC is the legal and beneficial holders of 100% of the issued and outstanding shares of 805332;

C:	The Vendors have agreed to sell and 805332 has agreed to purchase the Shares on the terms and subject to the conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1.0      Vendors’ Warranties and Representations In order to induce 805332 and MPAC to enter into and consummate this Agreement the Vendors represent and warrant to and covenant with 805332 and MPAC as follows:

          (a)      the Vendors are the registered holders and beneficial owners of the Shares and that the Shares are free of all mortgages, liens, claims, charges, security interests, adverse claims, pledges, calls, trusts, voting trusts, shareholder agreements, equities, covenants, demands and encumbrances of any nature and kind whatsoever;

          (b)      the Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares;

          (c)      the Vendors are residents of Canada within the meaning of that term in the Income Tax Act (Canada);

          (d)      to be best of the knowledge of the Vendors the remaining shareholders of Micron are as follows:

Name	Certificate Number	No. & Class
Raymond C. Lee	A-4	13.5 Class “A”
Finney Holdings Ltd	A-7	10.0 Class “A”

2.0      Purchase and Sale On the basis of the representations and warranties of the Vendors set forth in paragraph 1 of this Agreement, 805332 hereby purchases and the Vendors hereby sell to 805332 the Shares for the purchase price of 6,400,000 Common shares of the Purchaser at a deemed price of $0.001 per share. It is agreed and understood that the shares to the received by the Vendors will be issued at the time mutually agreed between the parties and to be allocated between the Vendors as follows:

(a)	3,200,000 Common Shares to Paul Uppal
(b)	3,200,000 Common Shares to David Uppal

805332 and MPAC further agree that the Common Shares of 805332 to be issued to the Vendors will be convertible at the option of the Vendors on a 1:1 basis for shares of MPAC provided that the shares issued by MPAX to the Vendors will be free trading subject to listing requirements. The option herein granted may be exercised by the Vendors from time to time as they see fit.

2.1      The Vendors have duly executed the attached Stock Power of Attorneys authorizing the transfer of the Shares to 805332.

2.2      It is a condition precedent of this Agreement that MPAC shall invest a minimum of $375,000 (Can.) into Micron. Concurrently with the acquisition of the Shares, MPAC may use the monies so invested to subscribe for and receive 500,000 Class “A” shares in Micron at $0.75 (Can.) per shares.

3.0      Finders Fee. MPAC confirms that a finder’s fee in amount of 250,000 shares in MPAC are to be issued and delivered to Ryaz Sharif upon the Vendors being issued their shares in 805332.

4.0      Indemnity by Vendors. Notwithstanding the closing of the purchase and sale provided for in paragraph 2 of this Agreement or any investigation made by or on behalf of 805332 and/or MPAC each of the covenants, representations, warranties and agreements with the Vendors contained in this agreement shall survive the closing of the purchase and sale described in paragraph 2 and shall continue in full force and effect for the benefit of 805332 and/or MPAC. If any of the representations and warranties given by the Vendors in this Agreement are found to be untrue the Vendors shall, on demand, indemnity and save harmless 805332 and/or MPAC from and against any and all liability, claims, debts, demands, suites, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses whatsoever which may be brought or made against 805332 and/or MPAC by any person, firm or corporation which may be suffered or incurred by 805332 and/or MPAC, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, covenant or agreement.

5.0      Indemnity by 805332 and MPAC Notwithstanding the closing of the purchase and sale provided for in paragraph 2 of this Agreement or any investigation made by or on behalf of the Vendors each of the covenants, representations, warranties and agreements with 805332 and MPAC contained in this Agreement shall survive the closing of the purchase and sale described in paragraph 2 and shall continue in full force and effect for the benefit of the Vendors. If any of the representations and warranties given by 805332 and MPAC in this Agreement are found to be untrue 805332 and MPAC shall, on demand, indemnity and save harmless the Vendors from and against any and all liability, claims, debts, demands, suites, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses whatsoever which may be brought or made against the Vendors by any person, firm or corporation which may be suffered or incurred by the Vendors, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, covenant or agreement.

6.0      Reliance. The Vendors acknowledge and agrees that 805332 and MPAC have entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement.

7.0      Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8.0      Further Assurances. Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

9.0      Entire Agreement. The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

805332 Alberta Ltd. and
MPAC Corporation

Per:

/s/ Adam Smith	Dated:	May 5, 2000
Adam J.C. Smith,
President and Director

/s/ Paul Uppal	Dated:	May 5, 2000
Paul Uppal

/s/ David Uppal	Dated:	May 5, 2000
David Uppal

Micron Milling and Packaging Company Ltd.

Per:

/s/ Paul Uppal	Dated:	May 5, 2000
Paul Uppal,
President and Director